Exhibit 32.1

Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the "report") of BPK Resources, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission, James E. Olive, Chief Executive Officer of the Company, and Dave Laudeman_, Chief Financial Officer of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ /s/ James E. Olive
James E. Olive
Chief Executive Officer

/s/ Dave Laudeman
Dave Laudeman
Chief Financial Officer
May 22, 2006